Exhibit 10.170.1
May 22, 2006
Cornell Capital Partners, LP
Attention: Mark Angelo
101 Hudson Street
Suite 3700
Jersey City, NJ 07302
Dear Sirs:
In accordance with the May 1, 2006 Notice of Termination pursuant to Article 10.2 (b) of the Standby Equity Distribution Agreement (SEDA) dated July 15, 2005, The Immune Response Corporation hereby terminates the SEDA.
Additionally, please return the canceled secured debenture document to my attention as well as the two Immune Response Corporation stock certificates currently being held in escrow. The certificate amounts are 9,326,000 and 4,959,705.
Sincerely,
/s/ Michael Green
Michael K. Green
Chief Operating Officer
Chief Financial Officer
MKG/kdm
cc:     David Gonzalez, Esq.